ICTS INTERNATIONAL N.V.
                         established at The Netherlands

                                    NOTICE OF

                         SPECIAL MEETING OF SHAREHOLDERS

         Notice is hereby given of the Special Meeting of Shareholders (the "Special Meeting") of ICTS International N.V. (the "Company") which will be held on Wednesday, February 16, 2005 at 11:00 A.M. local time, at the offices of the Company, located at Biesbosch 225, 1181 JC Amstelveen, The Netherlands.

         The agenda for the Special Meeting, including proposals made by the Supervisory Board and the Management Board, is as follows:

1. Adoption of the 2005 Equity Incentive Plan.

2. Questions.

3. Adjournment.

         Shareholders may only exercise their shareholder rights for the shares registered in their name on January 12, 2005, the record date for the determination of shareholders entitled to vote on the day of the Special Meeting.

                                           The Management Board
                                           Avraham Dan
                                           Ran Langer
                                           Managing Directors
January 12, 2005

SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY THE
ACCOMPANYING PROXY CARD OR POWER OF ATTORNEY, AS APPLICABLE, IN THE ENCLOSED RETURN ENVELOPE.

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                             ICTS INTERNATIONAL N.V.
                                  Biesbosch 225
                                     1181 JC
                           Amstelveen, The Netherlands

                   (Registered with the Chamber of Commerce at
            Amsterdam/Haarlem, The Netherlands under No. 33.279.300)

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                         To be held on February 16, 2005

         This Proxy Statement is being furnished to holders of common shares, ..45 Euro per share (the "Common Shares"), of ICTS International N.V., a Netherlands corporation (the "Company"), in connection with the solicitation by the Management Board of proxies in the form enclosed herewith for use at the Special Meeting of shareholders of the Company to be held at 11:00, A.M. local time, on Wednesday, February 16, 2005, at the offices of the Company, located at Biesbosch 225, 1181 JC, Amstelveen, The Netherlands, or at any adjournment or adjournments thereof (the "Special Meeting"). A copy of the Notice of Special Meeting of Shareholders (the "Notice"), which contains the agenda for the Special Meeting (the "Agenda"), accompanies this Proxy Statement.

         It is proposed at the Special Meeting to adopt resolutions approving the following proposal (the "Proposal"):

1. Adoption of the 2005 Equity Incentive Plan.

         Since the Company is a "foreign private issuer" under United States securities laws, the solicitation of proxies for use at the Special Meeting is not subject to the proxy rules contained in Regulation 14A promulgated under the United States Securities Exchange Act of 1934, as amended.

         This solicitation is made by the Management Board and the cost of the solicitation will be borne by the Company. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company is mailing this Proxy Statement and the Notice, the form of proxy and the Power of Attorney to the shareholders on or about January 12, 2005.

Voting Securities and Voting Rights

         At the close of business on January 12, 2005, the issued and outstanding voting securities of the Company consisted of 6,672,980 Common Shares. The class of Common Shares is the only class of voting stock of the Company. Shareholders may exercise their shareholder rights to vote only the Common Shares registered in their name on January , 2005, the record date for the Special Meeting.



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         Shareholders owning and holding approximately 59% of the issued and outstanding Common Shares of the Company have indicated that they will vote FOR item 1 of the Agenda.

         The Agenda set forth in the Notice was proposed by the Management Board and approved by the Supervisory Board.

         A registered holder of Common Shares may cast one vote per share at the Special Meeting. In accordance with Article 18 of the Articles of Association of the Company, resolutions may be adopted only when a quorum of at least 50% percent of the outstanding shares entitled to vote is present or represented at the Special Meeting, and adoption of a resolution requires an absolute majority of the votes cast at the Special Meeting.

         Common Shares cannot be voted at the Special Meeting unless the registered holder is present in person or is represented by a written proxy. The Company is incorporated in The Netherlands and, as required by the laws of The Netherlands and the Company's Articles of Association, the Special Meeting must be held in the Netherlands. Shareholders who are unable to attend the Special Meeting in person may authorize the voting of Common Shares at the Special Meeting by completing and returning the enclosed power of attorney and proxy card naming Avraham Dan and Ran Langer as proxyholders. If the power of attorney and proxy in the enclosed form is duly executed and returned prior to the Special Meeting, all Common Shares represented thereby will be voted, and, where specifications are made by the holder of Common Shares on the form of proxy, such proxy will be voted by the proxyholders in accordance with such specifications.

         If no specification is made in the power of attorney and proxy, the power of attorney and proxy will be voted by the proxyholders FOR Item 1 of the Agenda.

         In the event a shareholder wishes to use any other form of power of attorney and proxy, such power of attorney and proxy shall be voted in accordance with the specification given therein, provided that (i) such power of attorney and proxy states the number of registered Common Shares held by such shareholder, (ii) the Common Shares for which the power of attorney and proxy is given are registered in the name of the shareholder on January 12, 2005, and
(iii) such proxy enables the person named therein to vote the Common Shares represented thereby either in favor of or against the Proposal, or to abstain from voting, as applicable. The proxyholder shall present the duly executed proxy together with the enclosed form of Power of Attorney and Proxy signed by the registered shareholder.

Right of Revocation

         Any shareholder who has executed and delivered a power of attorney and proxy to the Company and who subsequently wishes to revoke such power of attorney and proxy may do so by delivering a written notice of revocation to the Company at its address set forth above, Attention: Managing Director, at any time prior to the Special Meeting.


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Beneficial Ownership of Securities Owners

         The following table sets forth below information regarding the beneficial ownership (as determined under U.S. securities laws) of the Common Shares of the Company, as of January , 2005, by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares:

                                    Number of Shares            Percent of
                                    Beneficially Owned         Class Owned

                                    Beneficially Owned                 Offering

Atzmon Family Trust(1)              3,948,500                          59.0%
---------------------------

(1) Harmony Ventures BV, owns directly and indirectly approximately 59% of the issued and outstanding Common Shares. A family trust for the benefit of the family of Mr. Menachem J. Atzmon (the "Atzmon Family Trust") owns 90% of Harmony Ventures BV and the Estate of Ezra Harel owns 10% of the outstanding shares of Harmony Ventures BV and both may be deemed to control Harmony Ventures BV. Mr. Atzmon disclaims any beneficial interest in the Atzmon Family Trust. Harmony Ventures BV and the Atzmon Family Trust may be able to appoint all the directors of ICTS and control the affairs of ICTS.


ITEM ONE OF THE AGENDA:
ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN

The Management Board and the Supervisory Board on November 30, 2004 have approved and recommend that the shareholders adopt the 2005 Equity Incentive Plan, (the "Plan"). Approval of these proposals will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting.

The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the Company ("Qualified Grantees") may acquire the Common Shares of the Company pursuant to grants of (i) Incentive Stock Options ("ISO"), (ii) non-qualified stock options (the "NQSO") and (iii) restricted stock. A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

The purpose of the Plan is to further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. The Company believes that the Plan will strengthen these persons' desire to remain with the Company and will further the identification of those persons' interests with those of the Company's shareholders.



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The Plan shall be administered by the Compensation Committee of the Supervisory
Board, which shall be appointed by the Supervisory Board of the Company, and which shall consist of a minimum of three members of the Supervisory Board of the Company.

The Plan provides that options to purchase up to 1,500,000 Common Shares of the Company may be issued to the employees, certain consultants and directors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non- employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director shall be notified in writing, stating the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

The exercise price of shares of Company Stock covered by an ISO and NQSO shall be not less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall be not less than 110% of the fair market value of such shares on the date of grant. The Plan also provides for cashless exercise of Options at the discretion of the Compensation Committee. In such event, there maybe a charge to the earnings of the Company with respect to the cashless exercise of the Options.

The Compensation Committee may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Committee. The Committee shall also determine the nature, length and starting date of any performance period and the terms thereof.

The Compensation Committee has recommended and the Supervisory Board and the Management Board have approved the granting of the following options under the 2005 Equity Incentive Plan as follows:

         1. Menachem Atzmon (Chairman of the Board) - 550,000 options of which 250,000 shall be immediately vested and 300,000 options to be vested equally over the next three years. With respect to the Options for 200,000 shares they are granted in lieu of a current salary for Mr. Atzmon. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         2. Doron Zicher (Key Employee) - 45,000 options to be vested equally over the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         3. Ran Langer (Managing Director) - 65,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         4. Avraham Dan (Managing Director) - 55,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

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         5. Udi Bechor (Key Employee) - 45,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         6. Oded Shoam (Key Employee) - 50,000 options to be vested equally in the next three years. Options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         7. (Directors) There be granted 30,000 options each to the Directors, namely, Elie Housman, Philip Getter, Lynda Davey, M. Albert Nissim and David W. Sass. The Options shall be immediately vested as to 10,000 shares and shall vest 10,000 shares on each anniversary in the event such person is a Director of the Company at that time. The options are exercisable at $1.35 per share representing the fair market value on the date of grant.

         8. (Committee Chairs) The Chairman of the Audit Committee and the Chairman of the Compensation Committee should each be granted 30,000 additional Options. The Options shall be immediately vested as to 10,000 shares and shall vest 10,000 shares on each anniversary in the event such person is a Director of the Company at that time. The options are exercisable at $1.35 per share representing the fair market value on the date of grant.

A summary of the Options granted is as follows:

      All current executive officers (Managing Directors) (2 persons) as a group: 120,000 Options

      All current directors (6 persons) as a group: 760,000 Options

      All current employees and non-executive officers (3 persons) as a group: 140,000 Options

U.S. Federal Income Tax Consequences

         The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the "American Jobs Creation Act of 2004" imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the Company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

         INCENTIVE STOCK OPTIONS. ISOs granted pursuant to the Plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long- term capital gain or loss, as the case may be. Under these circumstances, neither the Company

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nor any subsidiary will be entitled to a deduction for federal income tax purposes with respect to either the issuance of the ISOs or the issuance of shares upon their exercise.

         If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible for federal income tax purposes by the Company or subsidiary for whom the participant performs services ("service recipient") in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         The foregoing discussion does not consider the impact of the alternative minimum tax, which may be particularly applicable to the year in which an ISO is exercised.

         NONQUALIFIED STOCK OPTIONS. A participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the service recipient for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

         RESTRICTED STOCK. A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The service recipient will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the service recipient's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied.






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THE SUPERVISORY BOARD AND MANAGEMENT RECOMMENDS THAT THE
SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE 2005 EQUITY INCENTIVE
PLAN  (ITEM 1 ON THE POWER OF ATTORNEY AND PROXY).

         On June 22, 1999 shareholders adopted the 1999 Equity Incentive Plan (the "Plan"). The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the Company ("Qualified Grantees") may acquire the Common Shares of the Company pursuant to grants of
(i) Incentive Stock Options ("ISO") and (ii) "non-qualified stock options". A summary of the significant provisions of the Plan is set forth below. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

         The purpose of the Plan is to further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. The Company believes that the Plan will strengthen these individuals' desire to remain with the Company and will further the identification of their interests with those of the Company's shareholders.

         The Plan provides that options to purchase up to 600,000 Common Shares of the Company may be issued to the employees and outside directors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non-employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director shall be notified in writing, stating the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

         The exercise price of shares of Company Stock covered by an ISO shall not be less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall not be less than 110% of the fair market value of such shares on the date of the grant. The exercise price of shares covered by a non- qualified stock option shall be not less than 85% of the fair market value of such shares on the date of the grant. The Plan shall be administered by the Compensation Committee.

         As of December 31, 2004, ICTS has granted options to purchase 57,500 Common Shares, all of which have been granted to directors and executive officers of the Company as a group, at exercise prices ranging from $4.50 to $5.30 per share under the Plan. These options vest over various terms, ranging from immediately to five years. Outstanding options expire at various times between August 2005 and January 2007. There remains available for grant under this Plan 542,500 shares. This Plan expires by its terms in June 2009.

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The information contained in the foregoing report shall not be deemed to be
"soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Seucirties Exchange Act of 1934, as amended, except to the extent that the Comapny specifically incorporates it by reference in such filing.

Please sign, date and return the accompanying proxy card or other form of proxy with Power of Attorney, as applicable, in the enclosed evelope at your earliest convenience.

                                                     The Management Board
                                                     Avraham Dan
                                                     Ran Langer
                                                     Managing Directors

Date: January 12, 2005



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